UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2014

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On February 28, 2014, Mississippi Power Company (“Mississippi Power”) submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through January 2014 to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of this report is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through January 2014 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in Exhibit 99.01 of this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction of the integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”). Mississippi Power cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Mississippi Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes the development and construction of facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity factors, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay or non-performance under construction or other agreements, delays associated with start-up activities, including major equipment failure, system integration, and operations, and/or unforeseen engineering problems; ability to construct facilities in accordance with the requirements of permits and licenses and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; advances in technology; actions related to cost recovery for the Kemper IGCC, including actions relating to proposed securitization, Mississippi PSC approval of Mississippi Power’s proposed rate recovery plan, as ultimately amended, which includes the ability to complete the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association, the ability to utilize bonus depreciation, which currently requires that the Kemper IGCC be placed in service in 2014, and satisfaction of requirements to utilize investment tax credits and grants; Mississippi PSC review of the prudence of Kemper IGCC costs; the outcome of any legal or regulatory proceedings regarding the Mississippi PSC’s issuance of the Certificate of Public Convenience and Necessity for the Kemper IGCC, the settlement agreement between Mississippi Power and the Mississippi PSC, or the State of Mississippi legislation designed to enhance the Mississippi PSC’s authority to facilitate development and construction of baseload generation in the State of Mississippi; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Mississippi Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2014		MISSISSIPPI POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

4